GUARANTY
                                    --------


     IN CONSIDERATION of the sum of One Dollar ($1.00), cash in hand paid, and other valuable consideration, as well as for the purpose of seeking to induce BRANCH BANKING AND TRUST COMPANY, having a principal office at 6430 North Wickham Road, Melbourne, Florida 32940 (hereinafter termed the "Bank"), to extend credit to ________________, a ___________ corporation (hereinafter termed the "Principal"), the undersigned (hereinafter termed the "Guarantor") does hereby absolutely and unconditionally guarantee to said Bank and to its endorsers, transferees, successors or assigns of either this guaranty or any of the obligations secured hereunder, the prompt payment and performance, according to their respective terms, of all liabilities (as hereinafter defined) of the Principal to the Bank.

1. The term "Liability" or "Liabilities" as used herein shall include, without limitation, all of the obligations of the Guarantor hereunder, and all liabilities and obligations of Principal to Bank arising from or in connection with a Commitment Letter dated July 18, 2005 between Principal and Bank, and all payment and performance obligations of Principal under the Loan Documents executed pursuant to the Commitment Letter. This guaranty is additional and supplemental to any and all other guaranties heretofore and hereafter executed by any Guarantor for benefit of Bank, whether or not relating to the Liabilities, and shall not supersede or be superseded by any other document or guaranty executed by any Guarantor or any other person or entity for any purpose.

2. The Guarantor waives notice of acceptance of this guaranty and notice of any Liability to which it may apply, and waives presentment, demand for payment, protest, notice of dishonor or nonpayment of any Liabilities and any suit or the taking of other action by Bank against and any other notice to any party liable thereon (including the Guarantor).

3. Bank may at any time and from time to time without notice to the Guarantor (except as required by law), without incurring responsibility to the Guarantor, without impairing, releasing or otherwise affecting the obligations of the Guarantor, in whole or in part, and without the endorsement or execution by the Guarantor of any additional consent, waiver or guaranty (a) change the manner, place or terms of payment, and change or extend the time of or renew or alter, any Liability or installment thereof, or any security therefor, and may lend additional monies or extend additional credit to Principal, with or without security, thereby creating new Liabilities, the payment of which shall be guaranteed hereunder, and the guaranty herein made shall apply to the Liabilities as so changed, extended, renewed, increased or otherwise altered; (b) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property at any time pledged or mortgaged to secure the Liabilities and any offset thereagainst; (c) exercise or refrain from exercising any rights against Principal or others (including the Guarantor) or act or refrain from acting in any other manner; (d) settle or compromise any Liability or any security therefor and may subordinate the payment of all or any part thereof to the payment of any Liability (whether or not due) of Principal to creditors of Principal other than Bank and the Guarantor; and (e) apply


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     any sums from any sources to any Liability without regard to any
     Liabilities remaining unpaid.

4. No invalidity, irregularity or unenforceability of all or any part of the Liabilities or of any security therefor shall affect, impair or be a defense to this guaranty, and this guaranty is a primary and absolute obligation of the Guarantor.

5. This guaranty is a continuing one, and all Liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. The death or insanity of any Guarantor shall have the effect of a notice of termination only after the Bank has actually received written notice from such Guarantor's legal representative; provided, however, that no notice of such death or insanity shall affect, in any manner, rights arising under this guaranty with respect to Liabilities that shall have been created, contracted, assumed or incurred prior to receipt by Bank of written notice of such death or insanity, or Liabilities that shall have been created, contracted for, assumed or incurred after receipt of such written notice pursuant to any agreement entered into by Bank prior to receipt of such notice, and the estate of such Guarantor shall then remain liable for any such Liabilities, and the sole effect of such notice of such death or insanity shall be to exclude (as to that Guarantor only) from this guaranty Liabilities thereafter arising that are unconnected with Liabilities theretofore arising or transactions theretofore entered into. The obligations of any other Guarantor shall remain unaffected by the death or insanity of any one or more Guarantors.

6. Notwithstanding anything to the contrary contained herein, this guaranty shall stand as and for the Guarantor's guaranty of those certain credits granted by Bank to Principal evidenced by that certain revolving line of credit promissory note of Principal to Bank dated of even date herewith in the original principal amount of _____ MILLION AND NO/100 DOLLARS ($___________) according to the terms thereof, and to all renewals, extensions, and modifications thereof, plus interest thereon, and any disbursements made for the payment of taxes, levies, or insurance on the mortgaged property, and for maintenance, repair, protection, and preservation of the mortgaged property, with interest on such disbursements. Bank, by its acceptance hereof, agrees that upon payment to Bank in full of the herein described indebtedness, this guaranty shall be of no further force and effect.

7. All notices provided to be given to Bank herein shall be sent by registered or certified mail, return receipt requested, to the address shown in the preamble to this agreement.

8. Any and all rights and claims of the Guarantor against Principal or any of its property shall be subordinate and subject in right of payment to the prior payment in full of all Liabilities.

9. Bank at all times, and from time to time, following any material adverse change in the financial condition of any one of the Guarantor shall have the right to require the Guarantor to deliver to Bank, as security for the Liabilities, collateral security, original or additional, satisfactory to Bank.


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10.  As security for the Liabilities, Bank is hereby given a lien upon, security title to and a security interest in all property of the Guarantor now or at any time hereafter in possession of Bank in any capacity whatsoever, and whether joint or by the entireties, including but not limited to any balance or share of any deposit, account, trust, agency or special account, or items of monies of the Guarantor now or hereafter in the possession or control of or otherwise with Bank, to include all dividends and distributions thereon or other rights in connection therewith, and Bank shall have such right to such property as authorized by law. Without limiting the generality of the foregoing, Bank shall have a prior perfected security interest to secure the Liabilities and may, at any time or from time to time at its option and without notice: (a) appropriate and apply towards the payment of any of the Liabilities the balance of any such account of the Guarantor, and (b) transfer into its own name or that of its nominee any such property in the possession or custody of Bank.

11. The Guarantor shall be in default hereunder upon: (a) non-payment of any Liability when due; (b) failure of Principal or the Guarantor to perform any agreement creating or otherwise affecting any Liability or any provision hereof, or to pay in full, when due, any other obligation of Principal or the Guarantor; (c) the dissolution, death or insanity, termination of existence, insolvency, or business failure of Principal or the Guarantor, appointment of a receiver of any part of the property of Principal or of any material part of the property of Guarantor, assignment for the benefit of creditors or the commencement of any proceedings in bankruptcy or insolvency by Principal or by the Guarantor or the failure to timely contest to or to dismiss within thirty (30) days of filing, any involuntary proceeding seeking the adjudication of Principal, or the Guarantor as bankrupt or insolvent; (d) the entry of a final, unappealable judgment having a material adverse effect against Principal or the Guarantor; (e) the taking of possession of any substantial part of the property of Principal or the Guarantor at the instance of any governmental authority; (f) the merger, consolidation or reorganization of Principal or the Guarantor; (g) the determination by Bank that a material adverse change has occurred in the financial condition of Principal or the Guarantor from the conditions set forth in the most recent financial statement of any such party heretofore furnished to Bank or from the condition of such party as heretofore most recently disclosed to Bank in any manner; or (h) falsity in any material respect of, or any material omission in any representation or statement made to Bank by or on behalf of Principal or the Guarantor in connection with any Liability or other obligation of such parties.

12. Upon the occurrence of any default hereunder, Bank shall have all of the remedies of a creditor and to the extent applicable, of a secured party, under all applicable law. Without limiting the generality of the foregoing, Bank may, at its option and without notice or demand: (a) declare any Liability accelerated and due and payable at once, and (b) take possession of any collateral security wherever located, and sell, resell, assign, transfer and deliver all or any part of said property of Principal or the Guarantor, at any public or private sale, for cash or on credit, and upon any such sale, Bank, unless prohibited by law the provisions of which cannot be waived, may purchase all or any part of said property to be sold, free from and discharged of all trusts, claims, right of redemption and equities of the Principal or Guarantor whatsoever; and (c) set off


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     against any or all Liabilities or other obligations of the Guarantor all money owed by Bank in any capacity to the Guarantor whether or not due, and also set off against all other Liabilities of Principal or obligations of the Guarantor to Bank all money owed by Bank in any capacity to any Principal or the Guarantor, and Bank shall be deemed to have exercised such right of setoff and to have made a charge against any such money immediately upon the occurrence of such default although made or entered on the books subsequent thereto. Until all of the obligations of Principal to Bank have been paid and performed in full, Guarantor shall have no right of subrogation to Bank against Principal, and Guarantor hereby waives any rights to enforce any remedy which Bank may have against Principal and any rights to participate in any security for the note.

13. Guarantor shall pay all costs of collection and reasonable attorneys' fees, including reasonable attorneys' fees of any suit out of court, in trial, on appeal, in bankruptcy proceedings or otherwise, incurred or paid by Bank in enforcing the payment of any Liability or enforcing or preserving any right or interest of Bank hereunder, including the collection, sale or delivery of any collateral security from time to time pledged hereunder, and after deducting such fees, costs and expenses from the proceeds of sale or collection, Bank may apply any residue to pay any of the Liabilities and the Guarantor shall continue to be liable for any deficiency with interest, which shall remain a Liability.

14. If claim is ever made upon Bank for repayment or recovery of any amount or amounts received by Bank in payment or on account of any of the Liabilities and Bank repays all or part of said amount by reason of any judgment, decree or order of any court or administrative body having jurisdiction over Bank or any of its property or any settlement or compromise of any such claim effected by Bank with any such claimant (including Principal), then the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantor, notwithstanding any revocation hereof or the cancellation of any note or other instrument evidencing any Liability, and the Guarantor shall be and remain liable to Bank hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Bank.

15. Any acknowledgment, new promise, payment of principal or interest, or otherwise, whether by Principal or others (including the Guarantor), with respect to any of the Liabilities shall, if the statute of limitations in favor of the Guarantor against Bank shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

16. Bank shall not be bound to take any steps necessary to preserve any rights in any of the property of the Guarantor against prior parties who may be liable in connection therewith, and the Guarantor hereby agrees to take any such steps. Bank may, nevertheless, at any time after and during the continuance of a default (a) take any action it may deem appropriate for the care or preservation of such property or of any rights of the Guarantor or Bank therein; (b) demand, sue for, collect or receive any money or property at any time due, payable or receivable on account of or in exchange


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     for any property of the Guarantor; (c) compromise and settle with any person liable on such property, or (d) extend the time of payment or otherwise change the terms thereof as to any party liable thereon, all without notice to, without incurring responsibility to, and without affecting any of the obligations of the Guarantor.

17. No delay on the part of Bank in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. No waiver of any of its rights hereunder, and no modification or amendment of this guaranty, shall be deemed to be made by Bank unless the same shall be in writing, duly signed on behalf of Bank, and each such waiver, if any, shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Bank or the obligations of the Guarantor to Bank in any other respect at any other time.

18. Bank shall not be required to proceed first against Principal, or any other person, firm or corporation, whether primarily or secondarily liable, or against any collateral security held by it, before resorting to the Guarantor for payment, and the Guarantor shall not be entitled to assert as a defense to the enforceability of the guaranty set forth herein any defense of Principal with respect to any Liability.

19. Guarantor hereby subordinates any and all indebtedness of Principal now or hereafter owed to Guarantor to all indebtedness of Principal to Bank, and agrees with Bank that Guarantor shall not demand or accept any payment of principal or interest from Principal, shall not claim any offset or other reduction of Guarantor's obligations hereunder because of any such indebtedness and shall not take any action to obtain any of the security described in and encumbered by the security instruments; provided, however, that, if Bank so requests, such indebtedness shall be collected, enforced and received by Guarantor as trustee for Bank and be paid over to Bank on account of the indebtedness of Principal to Bank, but without reducing or affecting in any manner the Liability of Guarantor under the other provisions of this Guaranty.

20. Each Guarantor warrants and represents to Bank that all financial statements heretofore delivered by said Guarantor to Bank are true and correct in all respects as of the date hereof.

     a. Guarantor shall promptly, from time to time, furnish Bank with such financial reports and data as Bank may request.

     b. Bank shall have no duty to pass on to Guarantor at any time its knowledge about the financial affairs or condition of Principal or of any other Guarantor of the Liabilities. Guarantor warrants that it has independent means to keep itself informed about these matters.

     c. The Bank is hereby authorized to deliver a copy of any financial statements, tax returns or any other information relating to the business operations or financial condition of any Guarantor which may be furnished to it or come to its attention pursuant to the Loan Documents or otherwise, to any regulatory body or agency having jurisdiction over Bank or to any person which shall, or shall have the right


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          or obligation to, succeed to all or any part of Bank's interest (or any interest) in the Loan Documents.

21. This guaranty may not be changed orally or by implication, and no obligation of Guarantor can be released or waived by Bank or any officer or agent of Bank, except by a writing, signed by a duly authorized officer of Bank. This guaranty shall be irrevocable by Guarantor until all indebtedness guaranteed hereby has been completely repaid and all obligations and undertakings of Principal under, by reason of, or pursuant to the note and loan documents have been completely performed.

22. If from any circumstances whatsoever fulfillment of any provisions of this guaranty, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by any applicable usury statute or any other applicable law as of the date hereof, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this guaranty that is in excess of the limit of such validity as of the date hereof, but such obligation shall be fulfilled to the limit of such validity. The provisions of this paragraph shall control over every other provision of this guaranty.

23. The failure of any other person to sign this guaranty shall not release or affect the obligations or liability of the Guarantor. If more than one party executes this Guaranty, the obligations of the Guarantor hereunder shall be joint and several and the term "Guarantor" shall include each as well as all of them. This Guaranty may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute one and the same instrument.

24. The term "Guarantor" wherever used herein shall mean the Guarantor or any one or more of them. Anyone executing this guaranty shall be bound by the terms hereof without regard to execution by anyone else. This guaranty is binding upon the Guarantor, his, their, or its executors, administrators, successors or assigns, and shall inure to the benefit of Bank, its successors, endorsees or assigns. This Guaranty shall in no event be impaired by any change which may arise by reason of the death of Principal or Guarantor, if individuals, or by reason of the dissolution of Principal or Guarantor, if Principal or Guarantor is a corporation or partnership.

25. Notwithstanding anything to the contrary in this guaranty, the Guarantor hereby irrevocably waives all rights it may have at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of the Bank) to seek contribution, indemnification, or any other form of reimbursement from the Principal, or any other person now or hereafter primarily liable for any obligation of the Principal to the Bank, for any disbursement made by the Guarantor under or in connection with this guarantee or otherwise.

26. This agreement has been delivered in the State of Florida and shall be construed in accordance with the laws of Florida. Wherever possible, each provision of this agreement shall be interpreted in such manner as to be effective and valid under


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     applicable law, but if any provision of this agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this agreement. To the extent permitted by applicable law, the Guarantor hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect. Guarantor, whether or not a Florida resident, hereby waives any plea or claim of lack of personal jurisdiction or improper venue in any action, suit or proceeding brought upon to enforce this Guaranty or the Liabilities. The Guarantor specifically authorizes any such action to be instituted and prosecuted in any Circuit Court in Florida, or United States District Court of Florida, at the election of Bank, where venue would lie and be proper against any Principal.

27. GUARANTOR AND BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK MAKING THE LOAN OR EXTENSION OF CREDIT EVIDENCED BY THIS AGREEMENT.



                          Signatures on following page


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Dated this August _____, 2005.

Signed, sealed and delivered
in the presence of:                       "GUARANTOR"

                                          ____________________________,
                                          a _________ corporation



____________________________________      By:_______________________________
Print Name: ________________________         STEPHEN R. WHERRY
                                             Treasurer
____________________________________
Print Name: ________________________


STATE OF FLORIDA
COUNTY OF ______________

     The foregoing instrument was executed and acknowledged before me this August ____, 2005, by STEPHEN R. WHERRY, as Treasurer of ___________________, a _____ corporation, on its behalf.

                                              ________________________________
(SEAL)                                        Signature of Notary Public

                                              ________________________________
                                              Name of Notary Public
                                              (Typed, Printed or stamped)


Personally Known ____________ OR Produced Identification _____________________ Type of Identification Produced: ______________________________________________




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